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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 6, 1999 relating to the financial statements and financial statement schedule of F5 Networks, Inc., which appear in the Registration Statement on Form S-1 (File No. 333-75817).

PricewaterhouseCoopers LLP

Seattle, Washington
July 1, 1999